Exhibit 3.27

FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT
OF
HAVANA DOCK ENTERPRISES, LLC

This First Amendment to the Limited Liability Company Agreement of Havana Dock Enterprises, LLC, dated as of January 23, 2014 (this “Amendment”), is entered into by Dynegy Inc. (as successor-in-interest to each of the Initial Member and the Interim Member (each as hereinafter defined)), a Delaware corporation (“Dynegy”), and Dynegy Midwest Generation, LLC, a Delaware limited liability company (the “Member”).

W I T N E S S E T H :

WHEREAS, Havana Dock Enterprises, LLC (the “Company”) has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (the “Act”) pursuant to a Certificate of Formation of the Company, dated April 10, 2001 (the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 10, 2001, and a Limited Liability Company Agreement of the Company, dated as of April 10, 2001, made by DMG Enterprises, Inc., a Delaware corporation (the “Initial Member”), as the sole member of the Company, as amended by the Written Consent of the Initial Member, as sole member of the Company, dated as of January 12, 2004 (as so amended, the “LLC Agreement”);

WHEREAS, (i) effective as of December 16, 2008, the Initial Member merged with and into Dynegy Holdings, LLC, (formerly known as Dynegy Holdings Inc., a Delaware corporation), a Delaware limited liability company (the “Interim Member”), pursuant to which the Interim Member was the survivor of such merger and became the holder of all of the limited liability company interests in the Company (the “First Merger”), (ii) pursuant to the Unanimous Written Consent of Board of Directors of the Interim Member, dated as of December 31, 2008, the Interim Member assigned all of its limited liability company interests in the Company as a member of the Company (the “Interest”) to Dynegy Midwest Generation, Inc., an Illinois corporation (“DMG Illinois”), and (iii) effective as of August 4, 2011, DMG Illinois merged with and into the Member pursuant to which the Member was the survivor of such merger and became the holder of all of the limited liability company interests in the Company (the “Second Merger” and, together with the First Merger, each a “Merger” and collectively, the “Mergers”);

WHEREAS, although not documented or reflected by an amendment in writing to the LLC Agreement, it was intended and understood (i) that the Interim Member be admitted to the Company as the sole member of the Company in connection with the First Merger, and that the Company would continue without dissolution upon the occurrence of the First Merger, (ii) that (a) contemporaneously with the assignment of the Interest, DMG Illinois be admitted as a substitute member of the Company, (b) immediately after the assignment of the Interest, the Interim Member would resign as a member of the Company, and (c) the Company would continue without dissolution upon the assignment of the Interest, and (iii) that the Member be admitted to the Company as the sole member of the Company in connection with the Second Merger, and that the Company would continue without dissolution upon the occurrence of the Second Merger;

WHEREAS, pursuant to the Act, the Company may have inadvertently dissolved in connection with (i) either of the First Merger or the assignment of the Interest if either the First Merger or the assignment of the Interest resulted in a period of time in which the Company did not have a member (jointly, the “Initial Potential Dissolution Events”) or (ii) the Second Merger if the Second Merger resulted in a period of time in which the Company did not have a member (the “Final Potential Dissolution Event”);

WHEREAS, Dynegy and the Member constitute all of the current or former members of, or holders of interests in, the Company, or, in the event that the Company has dissolved in connection with either of the Initial Potential Dissolution Events or the Final Potential Dissolution Event, the “personal representatives” (within the meaning of the Act) thereof;

WHEREAS, no certificate of cancellation has been filed in the office of the Secretary of State with respect to the Company and the Company has in no way commenced its winding up; and

WHEREAS, the undersigned desire to confirm and ratify the foregoing, as more fully set forth herein.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1.                                      Confirmation and Ratification.

(a)           Notwithstanding any provision in the LLC Agreement to the contrary, the acquisition by the Interim Member of all of the limited liability company interests in the Company pursuant to the First Merger and the admission of the Interim Member as the sole member of the Company, effective as of the effective time of the First Merger (the “First Effective Time”), are deemed to have occurred and are hereby ratified, approved and confirmed in all respects.

(b)           The undersigned hereby confirm, notwithstanding any provision in the LLC Agreement to the contrary, that: (i) the Interim Member assigned the Interest to DMG Illinois, as of December 31, 2008 (the “Second Effective Time”), (ii) contemporaneously with such assignment, DMG Illinois was admitted to the Company as a substitute member of the Company, (iii) immediately after such admission, the Interim Member resigned from the Company as a member of the Company and thereupon ceased to be a member of the Company, (iv) the Company was continued without dissolution following such assignment, admission and resignation, and (v) the transactions described in clauses (i) through (iv) above are hereby ratified, approved and confirmed in all respects.

(c)           Notwithstanding any provision in the LLC Agreement to the contrary, the acquisition by the Member of all of the limited liability company interests in the Company pursuant to the Second Merger and the admission of the Member as the sole member of the Company, effective as of the effective time of the Second Merger (the “Third Effective Time”), are deemed to have occurred and are hereby ratified, approved and confirmed in all respects.

(d)           The undersigned hereby agree and confirm that (i) in the time period between the First Effective Time and the Second Effective Time, the Interim Member was bound by the terms and provisions of the LLC Agreement as a party to the LLC Agreement, (ii) in the time period between the Second Effective Time and the Third Effective Time, DMG Illinois was bound by the terms and provisions of the LLC Agreement as a party to the LLC Agreement, and (iii) since the Third Effective Time, the Member has been bound by the terms and provisions of the LLC Agreement as a party to the LLC Agreement.

2.                                      Continuation of the Company.

(a)           The undersigned agree that each of the Mergers, the assignment of the Interest and the admission of each of the Interim Member, DMG Illinois and the Member as a substitute member of the Company was not intended to, and did not, dissolve the Company and that the business of the Company continued without dissolution.

(b)           Notwithstanding the foregoing, to the extent the Company may have inadvertently dissolved in connection with either of the Initial Potential Dissolution Events, (i) as the “personal representative” (within the meaning of the Act) of the Initial Member and the Interim Member, Dynegy hereby revokes any such dissolution of the Company, and consents to the continuation without dissolution of the Company, effective as of the occurrence of either of the Initial Potential Dissolution Events, in accordance with Section 18-806 of the Act, and (ii) Dynegy hereby confirms that the commencement of winding up of the Company has never occurred in connection with either of the Initial Potential Dissolution Events or otherwise and no action to wind up the Company has ever been taken by the Company, any member of the Company or any other person or entity.

(c)           Notwithstanding the foregoing, to the extent the Company may have inadvertently dissolved in connection with the Final Potential Dissolution Event, (i) as the “personal representative” (within the meaning of the Act) of DMG Illinois, the Member hereby revokes any such dissolution of the Company, and consents to the continuation without dissolution of the Company, effective as of the occurrence of the Final Potential Dissolution Event, in accordance with Section 18-806 of the Act, and (ii) the Member hereby confirms that the commencement of winding up of the Company has never occurred in connection with the Final Potential Dissolution Event or otherwise and no action to wind up the Company has ever been taken by the Company, any member of the Company or any other person or entity.

3.             Amendment.  The LLC Agreement is hereby amended to reflect the foregoing, and all references in the LLC Agreement to the Initial Member are hereby amended to refer to the Member.

4.             Certificate.  The execution, delivery and filing of the Certificate of Formation with the Secretary of State by Lisa M. Lynch, Organizer, as an “authorized person” of the Company within the meaning of the Act, are hereby confirmed, ratified and approved in all respects.

5.             Ratification.  Except as hereby amended, the LLC Agreement is hereby ratified and confirmed in all respects.  All actions taken by the Company following either of the Initial Potential Dissolution Events or the Final Potential Dissolution Event are hereby ratified, approved and confirmed in all respects.  Any and all of the acts of the Initial Member, the Interim Member, DMG Illinois or the Member, any officers of the Company or any agents of the Company, the Initial Member, the Interim Member, DMG Illinois or the Member, whether heretofore or hereafter taken or done, are hereby ratified, approved and confirmed in all respects.

6.             Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.             Execution in Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.             LLC Agreement in Effect.  Except as hereby amended, the LLC Agreement shall remain in full force and effect.

9.             Governing Law.  This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.